================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------


                                  FORM 8-K/A

                               Amendment No. 2

                                      to
                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report: January 22, 1997 (Date of Earliest

                       Event Reported: December 12, 1996)

                         EL PASO NATURAL GAS COMPANY
             (Exact Name of Registrant as Specified in the Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

           1-2700                                         74-0608280
 (Commission File Number)                   (I.R.S. Employer Identification No.)


El Paso Energy Building
1001 Louisiana Street
Houston, Texas                                                 77002
(Address of Principal Executive Offices)                    (Zip Code)

                                (713) 757-2131
              (Registrant's Telephone Number, Including Area Code)



================================================================================

Item 7. Financial Statements and Exhibits.


        Items 7(a) and 7(c), included in El Paso's Form 8-K/A dated January 21, 1997, are not affected by this Form 8-K/A.





        (b) Pro forma financial information.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF EL PASO AND TENNECO ENERGY

        The following Unaudited Pro Forma Combined Financial Statements of El Paso and Tenneco Energy (the "Pro Forma Financial Statements") illustrate the effect of (i) the Corporate Restructuring Transactions, the Cash and Debt Realignment, the public offering of New Preferred Stock and the Distributions;
(ii) the Merger; and (iii) the Refinancing Transactions (as defined). The Unaudited Pro Forma Consolidated Balance Sheet has been prepared as if such transactions occurred on September 30, 1996; the Unaudited Pro Forma Consolidated Statements of Income have been prepared as if such transactions occurred as of January 1, 1995. Capitalized terms used herein shall have the respective meanings set forth in the Merger Agreement or the Distribution Agreement unless otherwise defined herein.


        The Pro Forma Financial Statements reflect El Paso having acquired 100% of the outstanding Tenneco common stock, $7.40 preferred stock and $4.50 preferred stock. Pursuant to the Merger Agreement, El Paso acquired an amount of debt equal to $2.6 billion (subject to certain other adjustments) less the New preferred stock Issuance proceeds, issued approximately $750 million (subject to the effects of a collar on the average El Paso common stock market price) of El Paso equity securities to holders of Tenneco common stock, $4.50 preferred stock and $7.40 preferred stock, assumed the $295 million of Tenneco junior preferred stock issued in the New Preferred Stock issuance, and acquired an estimated amount of $600 million in other liabilities of certain discontinued businesses of Tenneco for a total purchase price of approximately $4 billion. El Paso's acquisition of Tenneco will be accounted for under the purchase method. These pro forma financial statements reflect the common stock issuance as approved by the stockholders of the Company in a special meeting held on December 9, 1996.



        A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the Pro Forma Financial Statements are preliminary and have been made solely for purposes of developing the pro forma combined financial information. However, management believes that the pro forma adjustments and the underlying assumptions reasonably present the significant effects of the Merger and the Refinancing Transactions. As used herein, "Refinancing
Transactions" means certain transactions with respect to Tenneco   Energy in
order to reduce the amount of El Paso Tennessee debt including (i) the monetization of certain assets of Tenneco Energy for anticipated net proceeds of approximately $500 million, and (ii) a public equity offering by El Paso of approximately $150 million and the use of the net proceeds of $140 million for the repayment of long-term debt acquired pursuant to the Merger. In addition, El Paso will undertake a study to determine the fair value of Tenneco Energy's assets and liabilities and will revise purchase accounting adjustments upon completion of that study. Upon consummation of the Merger, the actual financial position and results of operations of the combined entity will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value and changes in operating results between the dates of the pro forma financial information and the date on which the purchase accounting adjustments are finalized. The Pro Forma Financial Statements are not necessarily indicative of actual operating results or financial position had the transactions occurred as of the dates indicated above, nor do they purport to indicate operating results or financial position which may be attained in the future.

        The significant adjustments to the pro forma financial position reflect
(i) reductions to cash, receivables and payables and increases to debt for the Corporate Restructuring Transactions and the Cash and Debt Realignment Transactions, (ii) increases to property, plant and equipment and accrued liabilities and decreases to regulatory assets for the purchase price allocation, and (iii) decreases to property, plant and equipment and debt and increases to equity for asset sales, debt restructuring and equity offerings in connection with the Merger and the Refinancing Transactions.

        The pro forma adjustments do not reflect any potential operating efficiencies or cost savings which El Paso believes are achievable with respect to the combined companies.

                         EL PASO NATURAL GAS COMPANY

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              SEPTEMBER 30, 1996

                                  (MILLIONS)



                                                       TENNECO ENERGY
                                                    PRE-MERGER PRO FORMA                           PRO FORMA MERGER
                                               ---------------------------------------  ------------------------------------------
                                                 TENNECO    RESTRUCTURING,   TENNECO                                    EL PASO/
                                    EL PASO      ENERGY      REALIGNMENT     ENERGY       MERGER      REFINANCING   TENNECO ENERGY
                                   HISTORICAL  HISTORICAL   AND OFFERING   AS ADJUSTED  ADJUSTMENTS   TRANSACTIONS    COMBINED
                                   ----------  ----------   -------------  -----------  -----------   ------------  --------------
Assets
Current assets:
   Cash and temporary
      investments                    $   52     $   35      $   (2)(d)     $   87       $             $                $  139
                                                                54 (g)
   Receivables                          317       1187         (82)(a)        839                                       1,156
                                                              (303)(b)
                                                                37 (c)
   Other current assets                 124        153         (10)(c)        143                                         267
                                     ------     ------      ------         ------       -------       -----            ------

     Total current assets               493      1,375        (306)         1,069                                       1,562
                                     ------     ------      ------         ------       -------       -----            ------

Net property, plant and
   equipment                          1,991      2,972         (39)(c)      2,933       1,720 (k)      (580)(n)         6,064

Other assets and deferred               290      1,101        (130)(b)        960        (590)(j)        80 (n)           740
   charges                                                     (11)(c)
                                     ------     ------      ------         ------      ------         -----            ------
         Total assets                $2,774     $5,448      $ (486)        $4,962      $1,130         $(500)           $8,366
                                     ======     ======      ======         ======      ======         =====            ======

LIABILITIES AND STOCKHOLDERS'
   EQUITY

Current liabilities:
   Short-term debt                   $  289     $  836      $ (784)(f)     $   52      $              $ 330 (o)        $  671
   Payables                             386        475        (120)(a)        353          20 (h)                         759
                                                                (2)(b)

   Other current liabilities            308        553          (4)(c)        433         120 (j)                         861
                                                              (116)(f)
                                     ------     ------      ------         ------       -----         -----            ------
      Total current liabilities         983      1,864       (1026)           838         140           330             2,291
                                     ------     ------      ------         ------       -----         -----            ------

Long-term debt                          665      1,603       1,120 (f)      2,428                      (500)(n)         2,123
                                                              (295)(e)                                 (140)(m)
                                                                                                       (330)(o)
Other liabilities and deferred
   credits                               82        585         (15)(c)        568         151 (j)                         801
                                                                (2)(d)
Deferred income taxes                   296        437         (14)(b)        423         335 (l)                       1,054
                                     ------     ------      ------         ------       -----         -----            ------

                                      2,026      4,489        (232)         4,257         626          (640)            6,269
                                     ------     ------      ------         ------       -----         -----            ------
Minority interest                        40                                               295 (k)                         335
                                     ------     ------      ------         ------       -----         -----            ------

Preferred stock with mandatory
   redemption provisions                           113                        113        (113)(i)
                                     ------     ------      ------         ------       -----         -----            ------

Stockholders' equity:
   Preferred Stock                                             295 (e)        295        (295)(k)
   Common Stock                         113                                                56 (i)         9 (m)           178
   Additional Paid In Capital           484                                               858 (i)       131 (m)         1,473
   Accumulated Earnings                 111                                                                               111
   Tenneco Energy Combined Equity                  846          38 (a)        297        (297)(k)
                                                              (417)(b)
                                                                (4)(c)
                                                              (220)(f)
                                                                54 (g)
                                     ------     ------      ------         ------       -----         -----            ------
      Total stockholders' equity        708        846        (254)           592         322           140             1,762
                                     ------     ------      ------         ------       -----         -----            ------
      Total liabilities and
        stockholders' equity         $2,774     $5,448      $ (486)        $4,962      $1,130         $(500)           $8,366
                                     ======     ======      ======         ======      ======         =====            ======





     See accompanying Notes to Unaudited Pro Forma Combined Balance Sheet.

                          EL PASO NATURAL GAS COMPANY

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

RESTRUCTURING, REALIGNMENT AND OFFERING:

(a) To reflect the settlement of intercompany trade accounts receivable and intercompany trade accounts payable with Tenneco Energy affiliates.

(b) To reflect the distribution to New Tenneco or sale of receivables previously sold to Tenneco Credit Corporation, a Tenneco Energy affiliate which has been renamed "El Paso Energy Credit Corporation."

(c) To reflect the transfer from Tenneco Energy to New Tenneco and affiliates of certain assets and liabilities held at the corporate level.

(d) To reflect the transfer to New Tenneco of insurance liabilities and the related portfolio of short-term cash investments and other assets previously held by Eastern Insurance Company Limited.

(e) To reflect the issuance of $300 million of New Preferred Stock, with an assumed 8 1/4% dividend yield, for net proceeds of $295 million, and the use of the net proceeds for the repayment of Tenneco Energy Consolidated Debt.

(f) To reflect the restructuring and realignment of the Old Tenneco debt pursuant to the Debt Realignment, the Distributions and the applicable provisions of the Merger Agreement, and the assumed payment of accrued interest on the Tenneco Energy Consolidated Debt defeased, redeemed, tendered or exchanged as part of the Debt Realignment. The amount of "Tenneco Energy as Adjusted" debt immediately prior to the Merger consists primarily of borrowings under the Tenneco Credit Facility and is calculated from the provisions of the Merger Agreement as follows (in millions):


     Base Debt Amount per Merger agreement ......................   $2,611
     Less: New Preferred Stock issuance proceeds ................     (300)
                                                                    ------
                                                                     2,311
     Plus: Cash settlement payments .............................      439
     Less: Estimated collections subject to refund ..............     (270)
                                                                    ------
                                                                    $2,480
     "Tenneco Energy as Adjusted" debt...........................   ======


(g) To reflect the contribution to Tenneco Energy of cash pursuant to the Cash Realignment provisions of the Merger Agreement and Distribution Agreement.

MERGER ADJUSTMENTS:

(h) To reflect the liability for the estimated legal, investment banking and stock issuance costs of $20 million to be incurred by El Paso in connection with the Merger.

(i) To reflect the issuance of approximately 18.793 million shares of El Paso common stock valued at $914 million based on an assumed price of $48.625 per share. The equity consideration was issued in exchange for the $113 million of $7.40 preferred stock and $4.50 preferred stock at an assumed redemption amount equal to $138 million with the remainder exchanged for Old Tenneco common stock.

(j) To reflect the preliminary estimated acquisition adjustments under the purchase method of accounting to record assets acquired and liabilities assumed at estimated fair value for (i) reduction of certain other assets, deferred charges and regulatory assets, (ii) revision of benefit plan assumptions relating to the retiree medical plan obligation, other employee benefit costs and environmental costs, and (iii) the accrual of an obligation to New Tenneco which is expected to be paid after completion of the transaction as a result of the utilization of certain tax benefits generated by the Debt Realignment. The following adjustments reflect El Paso management's intended business strategies which may differ from the business strategies employed by Tenneco Energy management prior to the Merger (in millions):

         Other assets and deferred charges  . . . . . . . . . . . . .  $ 590
         Other liabilities and deferred credits . . . . . . . . . . .    151
         Other current liabilities  . . . . . . . . . . . . . . . . .    120
                                                                       -----
                                                                       $ 861
                                                                       =====

(k) The following adjustments are made to adjust the historical values of certain assets and liabilities to their estimated fair values as follows (in millions):

         Increased property, plant and equipment  . . . . . . . . . . .  $1,720
         Reduce other assets and deferred charges . . . . . . . . . . .    (590)
         Increase current liabilities . . . . . . . . . . . . . . . . .    (140)
         Increase other liabilities and deferred credits  . . . . . . .    (151)
         Increase deferred income taxes . . . . . . . . . . . . . . . .    (335)
         Eliminate Tenneco Energy stockholders' equity:
                 Tenneco Energy preferred stock . . . . . . . . . . . .     113
                 Tenneco Energy equity  . . . . . . . . . . . . . . . .     297
                                                                         ------
         Issuance of El Paso common stock . . . . . . . . . . . . . . .  $  914
                                                                         ======

         The allocation above reflects El Paso's internal evaluation of the excess purchase price and is subject to the completion of an independent appraisal of the fair value of the property. It is not expected that any excess purchase price allocated to property, plant and equipment will be allowed for regulatory purposes or recovered through rates. Should the independent appraisal not support such allocation to property, plant and equipment, the excess of total purchase price over the fair value of the net assets acquired will be reflected as goodwill.

(l) To reflect the increase in deferred income taxes of $335 million which have been provided for temporary differences after the allocation of the pro forma purchase price and acquisition adjustments. The following pro forma adjustments were required for estimated book and tax basis differences resulting from the allocation of the pro forma purchase price, at an assumed tax rate of 39% (in millions):

         Property, plant and equipment  . . . . . . . . . . . $ 671
         Other assets . . . . . . . . . . . . . . . . . . . .  (230)
         Other liabilities  . . . . . . . . . . . . . . . . .  (106)
                                                              -----
                                                              $ 335
                                                              =====

REFINANCING TRANSACTIONS:

(m) To reflect the assumed issuance of $150 million El Paso common stock, for net proceeds of $140 million, and the use of the net proceeds for the repayment of long-term debt acquired pursuant to the Merger.

(n) To reflect the assumed monetization of $500 million of assets through sales or project financings, at book value, and to reflect El Paso's remaining $80 million investment in certain Australian projects using the equity method. These proceeds are used to pay down long-term debt acquired pursuant to the Merger.

(o) To reflect the replacement of the remaining balance under the Tenneco Credit Facility with short-term and long-term financing at interest rates of 6% and 8%, respectively.

                          EL PASO NATURAL GAS COMPANY

                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                     (MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                               Tenneco Energy
                                                             Pre-Merger Pro Forma                  Pro Forma Merger
                                                     ----------------------------------  ------------------------------------
                                                                Restructuring,                                       El Paso/
                                                     Tenneco     Realignment    Tenneco                               Tenneco
                                       El Paso        Energy        and         Energy       Merger     Refinancing   Energy
                                      Historical    Historical    Offering    as Adjusted  Adjustments  Transactions  Combined
                                      ----------    ----------  ------------  ------------ ------------ ------------  --------
Revenues ..........................   $  1,938      $ 1,997     $            $  1,997      $             $    (36)(j) $  3,899
Operating costs and expenses ......      1,744        1,865        (51)(a)      1,814            32(e)        (31)(j)    3,565
                                                                                                  6(f)
Employee separation and asset
    impairment charge .............         99                                                                              99
                                      --------      -------     ------       --------      --------      --------     --------
     Operating income .............         95          132         51            183           (38)           (5)         235
Other (income) expense, net .......         (1)        (132)         8(a)        (124)                                    (125)
Interest expense ..................         73          101         55(c)         156                         (38)(i)      183
                                                                                                               (5)(k)
                                                                                                               (3)(j)
                                      --------      -------     ------       --------      --------      --------     --------

Income before income taxes and
   minority interest ..............         23          163        (12)           151           (38)           41          177
Provision for income taxes
   (benefit)(1) ...................          9           36         (2)(d)         34           (15)(g)        (1)(j)       45
                                                                                                               18 (l)
                                      --------      -------     ------       --------      --------      --------     --------

Income before minority interest ...         14          127        (10)           117           (23)           24          132
Minority interest .................                                                              19 (h)                     19
                                      --------      -------     ------       --------      --------      --------     --------

Income before preferred
   stock dividends.................         14          127        (10)           117           (42)           24          113
Preferred stock dividends .........                       7         19(b)          26           (19)(h)
                                                                                                 (7)(h)
                                      --------      -------     ------       --------      --------      --------     --------
Earnings available to common
    stock .........................   $     14      $   120      $ (29)      $     91      $    (16)     $     24     $    113
                                      ========      =======      =====       ========      ========      ========     ========

Earnings per average share of
    common stock (2) ..............   $    .40                                                                        $   1.99
                                      ========                                                                        ========

Number of shares used in
    computation of earnings per
    common shares (in thousands) ..     34,994                                               18,793         3,085       56,872
                                      ========                                             ========      ========     ========


-------------------


     (1) The provision for income taxes for Tenneco Energy reflects the realization of unrecognized deferred tax assets; therefore, the overall effective tax rate is significantly lower than the assumed statutory rate of 39%. If the statutory rate had been used, the combined provision for income taxes would have been $69 million and the pro forma combined amounts for earnings available to common stock and earnings available to common stock and earnings per average share of common stock would have been $89 million and $1.56, respectively.



     (2) Per share data is calculated using the income applicable to common shares divided by the pro forma shares outstanding. The pro forma weighted average common shares outstanding includes the following assumptions: (i) the issuance of 18.793 million shares of El Paso common stock to holders of Tenneco common stock, $7.40 preferred stock and $4.50 preferred stock under the terms of the Merger, and (ii) the assumed issuance of 3.085 million shares of El Paso common stock at $48.625 per share as part of the Refinancing Transactions, the proceeds of which will be used to pay down long-term debt. Earnings per average share of common stock excluding the employee separation and asset impairment special charge ($60 million after tax) would be $2.11 and $3.05 per common share for the El Paso Historical and El Paso/Tenneco Energy Combined presentations, respectively.




   See accompanying Notes to Unaudited Pro Forma Combined Income Statements.

                          EL PASO NATURAL GAS COMPANY

                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

                     FOR THE YEAR ENDED DECEMBER 31, 1995

                     (MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                Tenneco Energy
                                                             Pre-Merger Pro Forma                      Pro Forma Merger
                                                    -------------------------------------  ---------------------------------------
                                                               Restructuring,                                             El Paso/
                                                     Tenneco    Realignment     Tenneco                                   Tenneco
                                      El Paso         Energy        and          Energy       Merger     Refinancing       Energy
                                     Historical     Historical   Offering     as Adjusted  Adjustments   Transactions     Combined
                                     ----------     ---------- -------------  -----------  -----------   ------------     --------
Revenues ..........................   $  1,038       $  1,921    $              $  1,921    $              $    (47)(j)   $  2,912
Operating costs and expenses ......        826          1,843         (93)(a)      1,750          43 (e)        (41)(j)      2,586
                                                                                                   8 (f)
                                      --------       --------    --------       --------    --------       --------       --------
    Operating income ..............        212             78          93            171         (51)            (6)           326
Other (income) expense, net .......         (7)          (190)         84(a)        (106)                                     (113)
Interest expense ..................         86            122          92(c)         214                        (51)(i)        240
                                                                                                                 (6)(k)
                                                                                                                 (3)(j)
                                      --------       --------    --------       --------    --------       --------       --------
Income before income taxes
  and minority interest ...........        133            146         (83)            63         (51)            54            199
Provision for income taxes
  (benefit)(1) ....................         48            (11)        (33)(d)        (44)        (20)(g)         24(l)           7
                                                                                                                 (1)(j)
                                      --------       --------    --------       --------    --------       --------       --------
Income before minority interest ...         85            157         (50)           107         (31)            31            192
Minority interest .................                                                               25 (h)                        25
                                      --------       --------    --------       --------    --------       --------       --------
Income before preferred
  stock dividends..................         85            157         (50)           107         (56)            31            167
Preferred stock dividends .........                        12          25(b)          37         (25)(h)
                                                                                                 (12)(h)
                                      --------       --------    --------       --------    --------       --------       --------
Earnings available to common
  stock ...........................   $     85       $    145    $    (75)      $     70    $    (19)      $     31       $    167
                                      ========       ========    ========       ========    ========       ========       ========
Earnings per average share
  of common stock(2) ..............   $   2.47                                                                            $   2.96
                                      ========                                                                            ========
Number of shares used in
  computation of earnings per
  common share (in thousands) .....     34,495                                                18,793          3,085         56,373
                                      ========                                              ========       ========       ========


-------------------


     (1) The provision for income taxes for Tenneco Energy reflects the realization of unrecognized deferred tax assets; therefore, the overall effective tax rate is significantly lower than the assumed statutory rate of 39%. If this statutory rate had been used, the combined provision for income taxes would have been $78 million and the pro forma combined amounts for earnings available to common stock and earnings per average share of common stock would have been $96 million and $1.70 respectively.



     (2) Per share data is calculated using the income applicable to common shares divided by the pro forma shares outstanding. The pro forma weighted average common shares outstanding includes the following assumptions: (i) the issuance of 18.793 million shares of El Paso common stock to holders of Tenneco common stock, $7.40 preferred stock and $4.50 preferred stock under the terms of the Merger, and
          (ii) the assumed issuance of 3.085 million shares of El Paso common stock at $48.625 per share as part of the Refinancing Transactions, the proceeds of which will be used to pay down long-term debt.




   See accompanying Notes to Unaudited Pro Forma Combined Income Statements.

                          EL PASO NATURAL GAS COMPANY

             NOTES TO UNAUDITED PRO FORMA COMBINED INCOME STATEMENT


RESTRUCTURING, REALIGNMENT AND OFFERING:

(a) To reflect the earnings impact of the distribution to New Tenneco or sale of receivables previously sold to Tenneco Credit Corporation, a Tenneco Energy affiliate which has been renamed "El Paso Energy Credit Corporation."

(b) To reflect preferred stock dividends on the New Preferred Stock issued at an assumed dividend yield of 8 1/4%.

(c) To reflect interest expense on additional debt issued under the Tenneco Credit Facility. For purposes of the pro forma calculations, an assumed interest rate of 8% has been used.

(d)    To reflect the income tax expense effects of pro forma adjustments.

MERGER ADJUSTMENTS:

(e) To reflect depreciation expense related to the increase in fair value of property, plant and equipment, depreciated over a 40 year period which approximates the FERC approved depreciation rate for the regulated property, plant and equipment of Tenneco Energy prospectively.

(f) To reflect the assumed pro forma postretirement cost for Tenneco Energy employees.

(g) To reflect the income tax expense effects of pro forma adjustments at an estimated rate of 39%.

(h) To reflect the New Preferred Stock dividends as minority interest and the elimination of dividends on the $7.40 preferred stock and $4.50 preferred stock.

REFINANCING TRANSACTIONS:

(i) To reflect an interest expense reduction relating to debt repaid from the net proceeds from the $150 million equity offering and proceeds from the monetization of $500 million of asset sales and project financings at book value.

(j) To remove the historical operating results of Tenneco Energy's exploration and production business which is assumed to be disposed at book value.

(k) To reflect the interest expense reduction relating to the replacement of the remaining balance under the Tenneco Credit Facility with short-term and long-term financing at interest rates of 6% and 8%, respectively. A 1/8% change in interest rates would have the impact of increasing total pro forma interest expense by approximately $1.7 million and $2.2 million for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively.

(l) To reflect the income tax expense effects of pro forma adjustments at an estimated rate of 39%.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        EL PASO NATURAL GAS COMPANY



                                        By   /s/  H. BRENT AUSTIN
                                          -----------------------------
                                                H. Brent Austin
                                            Executive Vice President
                                           and Chief Financial Officer


Date: January 22, 1997








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